UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
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BIGBEAR.AI HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Fellow Stockholders,
We are pleased to invite you to attend the first Annual Meeting of Stockholders of BigBear.ai Holdings, Inc. (“BigBear,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Friday, June 23, 2023, at 2:00 p.m. Eastern Time (the “Annual Meeting”).
This year’s Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the meeting online by visiting https://www.cstproxy.com/bigbearai/2023. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors (the “Board”) has set the record date as May 26, 2023. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
Peter Cannito
Chair of the Board

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NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
The 2023 annual meeting of stockholders of BigBear.ai Holdings, Inc. will be conducted virtually, via live audio webcast, at https://www.cstproxy.com/bigbearai/2023 on Friday, June 23, 2023, at 2:00 p.m. Eastern Time for the following purposes:
1.to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on May 26, 2023 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 23, 2023, at 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046 and, on the date of the meeting, on the virtual platform for the Annual Meeting at https://www.cstproxy.com/bigbearai/2023.
The proxy statement is first being delivered on or about May 24, 2023 to the Company’s stockholders.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 23, 2023: As permitted by rules adopted by the SEC, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and submit their respective proxy votes online. This proxy statement, our 2022 Annual Report on Form 10-K, and the proxy card are available at https://www.cstproxy.com/bigbearai/2023. You will need your notice of internet availability or proxy card to access these proxy materials.

By Order of the Board of Directors,
/s/ Carolyn Blankenship
Carolyn Blankenship
General Counsel and Secretary

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (“Annual Meeting”) or at any adjournment or postponement thereof. Stockholders who own shares of our common stock as of the record date, May 26, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, please contact the company by mail to BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attn: General Counsel and Secretary. A number of brokerage firms have instituted householding and have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the date hereof, the Company had 142,888,068 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.the election of Pamela Braden, Dr. Raluca Dinu, Dr. Avi Katz and Amanda Long as Class II directors to serve on the Board until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
3.any other business as may properly come before the meeting or any adjournment or postponement thereof.

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.FOR the election of Pamela Braden, Dr. Raluca Dinu, Dr. Avi Katz and Amanda Long as Class II directors; and
2.FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at https://www.cstproxy.com/bigbearai/2023. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.By Internet: You can vote over the Internet at www.cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
2.By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Proxies submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 22, 2023.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.cstproxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.cstproxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:

1.via the Internet at www.cstproxyvote.com;
2.by signing and returning a new proxy card; or
3.by voting at the virtual Annual Meeting.
Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.cstproxy.com/bigbearai/2023 and entering your 16-digit control number. This number is included in your proxy card.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at https://www.cstproxy.com/bigbearai/2023 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time through the end of the Annual Meeting.
Q: Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will be no broker non-votes with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting of Stockholders?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Stockholders to be held in 2024, must be received by the Company’s Secretary at our principal executive offices at 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046 no later than the close of business on January 12, 2024. Stockholders wishing to make a director nomination or bring a proposal before the 2024 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on March 23, 2024 and not earlier than the close of business on February 21, 2024, assuming the Company does not change the date of the 2024 Annual Meeting of Stockholders by more than 30 days before or more than 70 days after the anniversary of the 2023 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
On December 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021 and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among GigCapital4, Inc., a Delaware corporation (“GigCapital4”), GigCapital4 Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of GigCapital4 (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company, and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate”), whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC (the “First Merger”), with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4 (the “Second Merger,” and together with the First Merger, the “Mergers”), with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
Our business and affairs are managed under the direction of our Board, which is composed of 10 directors. Our Certificate of Incorporation (“Charter”) provides that the authorized number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of May 24, 2023, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated

Pamela Braden	II	65	Director	2021	2023	2026
Dr. Raluca Dinu	II	49	Director	2021	2023	2026
Dr. Avi Katz	II	65	Director	2021	2023	2026
Amanda Long	II	37	Chief Executive Officer, Director	2022	2023	2026
Sean Battle	I	54	Director	2021	2025
Paul Fulchino	I	76	Director	2021	2025
Dorothy D. Hayes	I	72	Director	2021	2025
Peter Cannito	III	50	Chairman of the Board	2021	2024
Jeffrey Hart	III	33	Director	2021	2024
Kirk Konert	III	36	Director	2021	2024

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in aerospace and space infrastructure. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee will consider individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the 10 directors on our Board, three are women and one is racially/ethnically diverse. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Investor Rights Agreement (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class I directors will serve until the Annual Meeting of Stockholders to be held in 2025, and our Class III directors will serve until the Annual Meeting of Stockholders to be held in 2024. In addition, our Charter provides that at any time when Partners and their Permitted Transferees (each as defined in that certain Investor Rights Agreement, dated as of June 4, 2021, as amended on December 6, 2021, by and among the GigCapital4, Inc. a Delaware corporation and predecessor to the Corporation, the Partners, GigAcquisitions4, LLC, a Delaware limited liability company (“Sponsor”), and any other parties thereto from time to time (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”)), beneficially own, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Investor Rights Agreement
Pursuant to the Investor Rights Agreement, dated as of June 4, 2021, as amended on December 6, 2021, by and among the GigCapital4, Inc., a Delaware corporation and predecessor to the Company, AE BBAI Aggregator, LP, a Delaware limited partnership (“AE Aggregator”), (iii) BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate,” together with AE Aggregator and any of their Permitted Transferees (as defined therein) that have executed a joinder to this Investor Rights Agreement, the “Partners” and each a “Partner”), GigAcquisitions4, LLC, a Delaware limited liability company (“Sponsor”), and any other parties thereto from time to time (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”), of the eleven directors on our Board (i) seven of such directors are nominated by the Partners (at least four of whom are required to satisfy applicable independence requirements (including at least two of whom are required to be sufficiently independent to serve on the audit and compensation committees)), (ii) three of such directors are nominated by the Sponsor (at least one of whom are required to satisfy all applicable independence requirements (including being sufficiently independent to serve on the audit committee of the Board as a chair and the compensation committee as a member)), and (iii) one of such directors are nominated mutually by the Partners and the Sponsor and required to satisfy all applicable independence requirements.

The Partners’ right to nominate directors to our Board is subject to its beneficial ownership of specified proportions of our common stock, par value $0.0001 per share (“Common Stock”) beneficially owned by the Partners on the closing date of the Business Combination (“Closing Date”). If the Partners own beneficially: (i) 50% or greater of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate seven directors; (ii) less than 50% but greater than or equal to 40% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate six directors; (iii) less than 40% but greater than or equal to 30% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate five directors; (iv) less than 30% but greater than or equal to 20% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate four directors; (v) less than 20% but greater than or equal to 10% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate three directors; (vi) less than 10% but greater than or equal to 5% of such shares of Stock beneficially owned by the Partner on the Closing Date, they have the right to nominate two directors; (vii) less than 5% but greater than 0% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate one director; and (viii) 0% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have no right to nominate any directors pursuant to the Investor Rights Agreement.

The Sponsor’s right to nominate directors to our Board is subject to the Sponsor's (and its permitted transferees') beneficial ownership of specified proportions of Common Stock beneficially owned by the Sponsor and such permitted transferees on the Closing Date. If the Sponsor (or its permitted transferees) owns beneficially: (i) 50% or greater of such shares of Common Stock beneficially owned by the Sponsor (and its permitted transferees) on the Closing Date, it has the right to nominate three directors; (ii) less than 50% but greater than or equal to 25% of such shares of Common Stock beneficially owned by the Sponsor (and its permitted transferees) on the Closing Date, it has the right to nominate two directors; (iii) less than 25% but greater than 0% of such shares of Common Stock beneficially owned by the Sponsor on the Closing Date, it has the right to nominate one director; and (iv) 0% of such shares of Common Stock, it has no right to nominate any directors pursuant to the Investor Rights Agreement.

Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2024 Annual Meeting of Stockholders, nominations may be submitted to 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attention: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on March 23, 2024 and not earlier than the close of business on February 21, 2024. Recommendations must also include certain other procedural requirements as specified in our Bylaws. To comply with the universal proxy rules (once applicable), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age *	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Pamela Braden	II	65	Director	2021	2023	2026
Dr. Raluca Dinu	II	49	Director	2021	2023	2026
Dr. Avi Katz	II	65	Director	2021	2023	2026
Amanda Long	II	37	Chief Executive Officer, Director	2022	2023	2026
__________________
* Ages as of May 24, 2023
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting

Pamela Braden. Ms. Braden has served as a member of our Board since December 2021. Ms. Braden is an Operating Partner at AE Industrial, bringing over 35 years of experience in the defense, technology and government services industries. Prior to joining AE Industrial in 2022, Ms. Braden was the Chief Executive Officer and Founder of Gryphon Technologies, an engineering services firm that became an AE Industrial portfolio company in 2018. Under Ms. Braden’s leadership and AE Industrial’s guidance, Gryphon grew to over $300 million with 1,500 engineers and technical personnel over a period of three years. The company pivoted from a privately owned engineering services firm into a leader in digital engineering, working with cyber assessment tools, migrating engineering data to the cloud, and performing predictive analytics on that data for national security organizations. Prior to Gryphon, Ms. Braden served as an executive at various government sector focused startups that ultimately grew into successful large businesses. We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.
Dr. Raluca Dinu. Dr. Dinu has served as a member of our Board since December 2021. Dr. Dinu co-founded GigCapital4 with Dr. Avi Katz, and served as a member of the board of directors, President, Chief Executive Officer and Secretary of GigCapital4 since its inception in December 2020. Upon the closing of the Business Combination, Dr. Dinu became a member of the board of directors and a member of the Audit Committee. Dr. Dinu has spent approximately 20 years in international executive positions within the technology, media and telecommunications ("TMT") industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Dinu served as the President and Chief Executive Officer of GigCapital2, Inc. (“GIG2”) from August 2019 until the closing of its business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 and as a member of the board of directors, Chair of the Compliance Committee, and member of the Audit Committee and Compensation Committee of GIG2 (now UpHealth, Inc.) since March 2019. Dr. Dinu has served on the Board of Directors of GigCapital3, Inc. (“GIG3”) (now Lightning eMotors, Inc.) from February 2020, until October 2021 and has served as the President, Chief Executive Officer and Secretary and on the Board of Directors of GigCapital5, Inc. (“GIG5”) since February 2021. Dr. Dinu has held leadership positions at several other companies, including at IDT’s Optical Interconnects Division (as Vice President and General Manager), GigPeak (as Executive Vice President, Chief Operation Officer, Executive Vice President of Global Sales and Marketing, and senior vice president of Global Sales and Marketing), Brazil-Photonics (as a Director) and Lumera Corporation (as Vice President of Engineering). Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-M.B.A. from Stanford University. Dr. Dinu has an Audit Committee Certificate and Compensation Committee Certificate from Harvard Business School, Executive Education Program. Dr. Dinu is married to Dr. Katz, one of our directors and GigCapital4, Inc. (“GIG4”) Executive Chairman of the Board prior to the Business Combination. We believe that Dr. Dinu is qualified to serve on our Board based on her business experience as a board member of a publicly listed company and her investing experience.

Dr. Avi Katz. Dr. Katz has served as a member of our Board since December 2021. Dr. Katz is the Founding Managing Partner of GigCapital Global, a serial issuer of Private-to-Public Equity ("PPE") entities, also known as Special Purpose Acquisition Companies ("SPACs"), which since the middle of 2017 has issued and completed initial public offerings for six PPE entities, and closed business combinations for four of the PPE entities with TMT companies, including GIG4, which he co-founded together with Dr. Raluca Dinu and served as its Executive Chairman of the board of directors prior to the closing of the Business Combination. Dr. Katz spent approximately 35 years in international managerial and executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. Dr. Katz has held leadership positions and served as Executive Chairman of the board of directors ("COB") of all the GigCapital Global issued PPE companies, including GigCapital1, Inc. (“GIG1”), which completed its initial public offering in December 2017 and later a business combination with Kaleyra in November of 2019 (NYSE: KLR), where he has since served as the COB of KLR; GIG2, which completed its initial public offering in June 2019 and later a business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 (NYSE: UPH), which he has since served as the COB of UPH; GIG3, which completed its initial public offering in May 2020 and later a business combination with Lightning Systems in May 2021 (NYSE: ZEV); and GIG5, which completed its initial public offering in September 2021 and has announced in February 2023 a business combination agreement with QT-Imaging. Prior to the inception of GigCapital Global, Dr. Katz funded and bootstrapped GigOptix/GigPeak, Inc. (NYSE: GIG) from its inception in April 2007, and served as its COB, CEO and President of the company, during which period the company completed 10 M&A deals until its sale in April 2017 to IDT International. From 2003 to 2005, Dr. Katz was the CEO and President, and member of the board of directors of Intransa, Inc., and from 2000 to 2003, Dr. Katz was the CEO and President and a member of the board of directors of Equator Technologies. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as Member of Technical Staff at AT&T Bell Laboratories at Murray Hill, New Jersey, between 1988 and 1994. Dr. Katz is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the

1979 USA Navy ASW class, and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion, Israel Institute of Technology. Dr. Katz is a serial entrepreneur, angel investor and holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books. Dr. Katz has an Audit Committee certificate, Effective Corporate Board certificate and Advanced Corporate Directors certificate from Harvard Business School, Executive Education Program. Dr. Katz is a philanthropist and serves as a Member of the Advisory Council of the NY Philharmonic at the Lincoln Center in New York. Dr. Katz is married to Dr. Dinu, one of our directors and GIG4 CEO and member of the board prior to the Business Combination. We believe that Dr. Katz is qualified to serve on our Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly listed company and his investing experience.

Amanda Long. Mrs. Long has served as our Chief Executive Officer and as a member of our Board since October 12, 2022. Mrs. Long previously served as Vice President of IT Automation at International Business Machines Corporation (“IBM”) beginning in September 2021. Prior to that role, Mrs. Long held several positions with IBM, including Vice President of its Integration & Application Platform business from May 2021 to September 2021, General Manager of its Watson Health Provider Analytics business from September 2020 to May 2021, Chief Product & Strategy Officer of its Watson Health Imaging & Oncology/Genomics business from November 2019 to September 2020, Chief Product & Strategy Officer of its Watson Health Imaging business from April 2019 to November 2019, and Global Head of Artificial Intelligence Product & Strategy of its Watson Health Imaging business from October 2017 to March 2019. Mrs. Long also served as Vice President of Product Management at Modernizing Medicine Inc. from May 2014 to July 2017 and Vice President of Product Management & Strategy at Experian Health from December 2011 to April 2014. Mrs. Long earned her Bachelor of Arts degree in Economics from Connecticut College. We believe that Mrs. Long is qualified to serve on our Board because of her extensive artificial intelligence and automation experience and her record of leadership.
Continuing Directors

Class III Directors (terms expiring in 2024)

Peter Cannito. Mr. Cannito has served as a member of our Board since December 2021. Mr. Cannito has served as Chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Mr. Cannito also serves as an Operating Partner at AE Industrial Partners (June 2019 to present). Prior to his current role, Mr. Cannito served as a consultant at NSNext, LLC from January 2019 until June 2019. Prior to that, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from June 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.
Jeffrey Hart. Mr. Hart has served as a member of our Board since December 2021. Mr. Hart joined AE Industrial Partners, LLC in 2015 as an Associate, and has served as a Principal since October 2020. Mr. Hart sat on the board of Redwire Space, Inc. before it was taken public via SPAC merger. Mr. Hart also sits on the board of Fire Team Solutions, Alpine Aviation and Edge Autonomy Holdings, Inc.

("Edge Autonomy") formerly known as UAV Factory, and REDLattice, all AE Industrial portfolio companies. Before joining AE Industrial, Mr. Hart was an investment banking analyst at RBC Capital Markets from 2013 to 2015. Mr. Hart earned his undergraduate degree from Colorado Mesa University. We believe that Mr. Hart’s experience serving on the boards of multiple companies in the defense and technology sectors qualifies him to serve as a director on our Board.
Kirk Konert. Mr. Konert has served as a member of our Board since December 2021. Mr. Konert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Mr. Konert sits on the boards of multiple AE Industrial portfolio companies, including AMPAC, Belcan, Columbia Helicopters, FireFly Aerospace, Pangiam Holdings, ThayerMahan, Redwire, and York Space Systems. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on our Board.

Class I Directors (terms expiring in 2025)

Sean Battle. Mr. Battle has served as a member of our Board since December 2021 and served as our Chief Strategy Officer from December 2020 to December 2021. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was Co-Founder and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the Mid-Atlantic and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA). We believe that Mr. Battle is qualified to serve on our Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.

Paul Fulchino. Mr. Fulchino has served as a member of our Board since December 2021. Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC since June 2015. In addition, Mr. Fulchino was the Chairman of AEI HorizonX Ventures between 2019 and 2023, where he served on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director, assisting both Spirit AeroSystems Holdings (currently, since 2006) and Wesco

Aircraft Holdings (previously, from 2008 to 2020) in that role. Prior to his current role, Mr. Fulchino served as a Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point. We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director on our Board.
Dorothy D. Hayes. Ms. Hayes has served as a member of our Board since December 2021. Ms. Hayes was previously on the board of GigCapital4, prior to the Business Combination. Ms. Hayes has served on the board of directors of GigCapital5 since its inception in February 2021 and GigInternational1 since its inception in March 2021 where she serves as chair of the Audit Committee for both boards. Ms. Hayes was appointed as a director of Intevac, Inc. in June 2019, where she currently serves as the Chairwoman of the Audit Committee. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes currently serves on the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution. She previously chaired the Board of First Tech Federal Credit Union from 2016 until April 2022. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member or trustee of various non-profit and philanthropic organizations including: CoGenerate (formerly Encore.org), and the Center for Excellence in Nonprofits. Ms. Hayes also served as a board member for the Computer History Museum until April 2023. Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms. Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD), the National Association of Corporate Directors (NACD), Financial Executives International (FEI), and the Athena Alliance. Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010). We believe that Ms. Hayes is qualified to serve on our Board based on her business experience and her financial expertise.
Raanan I. Horowitz resigned as a member of our Board and as chair of our Nominating and Corporate Governance Committee, effective May 16, 2023. Upon effectiveness of Mr. Horowitz’ resignation, Paul Fulchino was appointed chair of the Board’s Nominating and Corporate Governance Committee.

Status as a Controlled Company
Ultimate possesses the ability to vote a majority of BigBear’s Common Stock outstanding. As a result, BigBear is a “controlled company” under the NYSE corporate governance requirements.

Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•the requirement that a majority of the board consist of independent directors;
•the requirement that the controlled company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement that the controlled company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

BigBear utilizes these exemptions. As a result, BigBear may not have a majority of independent directors on the Board, and the compensation committee and nominating and governance committee may not consist entirely of independent directors and the compensation committee and nominating and governance committee may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Board Meetings and Committees

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Our Board and its committees meet regularly throughout the year and hold special meetings and act by written consent from time to time. Between January 1, 2022 and December 31, 2022, our Board acted by unanimous written consent fourteen times. The Audit Committee and the Nominating and Corporate Governance Committee did not act by unanimous written consent between January 1, 2022 and December 31, 2022, while the Compensation Committee acted by unanimous written consent five times during this period. Our Board and its committees held meetings in person and virtually between January 1, 2022 and December 31, 2022 and each member of our Board attended at least 75% of the aggregate of all meetings of our Board that were held during the period in which such director served.

Directors are expected to attend the Annual Meeting of Stockholders absent unusual circumstances.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session consisting of only independent directors at least once a year. Our independent directors met separately in executive session at least one time during 2022. Mr. Paul Fulchino presides over executive sessions.

Each of our standing committees has a written charter, which is available under the Committee Charters heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of May 24, 2023:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sean Battle			X
Pamela Braden	X
Dr. Raluca Dinu	X
Paul Fulchino			X (Chair)
Jeffrey Hart		X
Dorothy D. Hayes	X (Chair)
Dr. Avi Katz		X
Kirk Konert		X (Chair)
Audit Committee
Our Audit Committee is composed of Pamela Braden, Dr. Raluca Dinu and Dorothy D. Hayes, with Dorothy D. Hayes serving as chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Pamela Braden, Dr. Raluca Dinu and Dorothy D. Hayes meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the applicable listing standards of NYSE. Our Board determined that Dorothy D. Hayes is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee). The Audit Committee’s responsibilities include:

1.assisting the Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the integrity of the financial statements of the Company, (iii) the compliance by the Company with legal and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (v) the qualifications and independence of the Company’s independent registered public accounting firm;
2.appointing, retaining or replacing an independent registered public accounting firm to act as the Company’s independent auditor for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for the Company, among other matters;

3.reviewing with the independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

4.reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;
5.reviewing and discussing with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices and policies relating to risk assessment and management;
6.engaging in a dialogue with the independent registered public accounting firm to understand the nature of each identified critical audit matter, the basis for identifying a matter as a critical audit matter and how each such identified matter will be described in the auditor’s report;

7.receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
8.reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;
9.reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;
10.discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;
11.reviewing with the General Counsel, Chief Administrative Officer and outside counsel material legal and regulatory proceedings involving the Company and other contingent liabilities that could have a significant impact on the Company’s financial statements;

12.meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;
13.reviewing, approving, and overseeing all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;

14.establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;
15.reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and
16.establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Sean Battle and Paul Fulchino, with Paul Fulchino serving as chair thereof. The Nominating and Corporate Governance Committee’s responsibilities include:
1.developing and recommending to the Board the criteria for appointment as a director;
2.identifying, screening and recommending candidates to fill new positions on the Board;
3.considering candidates recommended by stockholders;
4.conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;
5.recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting;
6.recommending to the Board potential candidates for executive positions (including Chief Executive Officer); and

7.reviewing emerging corporate governance trends, best practices and regulations applicable to the corporate governance of the Company.

Compensation Committee
Our Compensation Committee is composed of Jeffrey Hart, Dr. Avi Katz, and Kirk Konert, with Kirk Konert serving as chair thereof. The Compensation Committee’s responsibilities include:
1.reviewing the performance of the Chief Executive Officer and executive management;

2.reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and reviewing, determining and approving executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

3.reviewing and recommending to the Board for approval compensation of the Company’s Chief Executive Officer considering the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act;

4.reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
5.undertaking specific review concerning management succession planning upon request from the Board;

6.reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;
7.setting the composition of the peer company group used for market comparison for executive compensation;

8.assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion and talent management;

9.reviewing and approving the terms of any compensation “clawback” or similar policy or agreement between the Company and its employees subject to Section 16 of the Exchange Act;

10.reviewing and making recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

11.monitoring the effectiveness of non-equity based benefit plan offerings and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment by the Company;

12.assisting management in complying with the Company's proxy statement and annual report disclosure requirements;
13.reviewing and establishing the Company's overall management compensation, philosophy, and policy;

14.annually evaluating the committee’s charter and recommending to the Board any proposed changes to the charter; and

15.undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.
The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
Our compensation committee consists of Jeffrey Hart, Dr. Avi Katz and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. Under the NYSE listing standards, as a controlled company, BigBear is not required to have a compensation committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the Board has determined that Kirk Konert is independent.

During the last fiscal year, no member of our compensation committee was an officer or employee of the Company, was a former officer of the Company or had any relationship requiring disclosure by the registrant under the section entitled “Related Party Transactions” under Item 13 of this Amendment. None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.
Independence
NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” subject to the controlled company exception, which applies to us. See the section entitled “Status as a Controlled Company” in this Proxy Statement on Form DEF14A. An independent director is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Pamela Braden, Peter Cannito, Dr. Raluca Dinu, Paul Fulchino, Dorothy D. Hayes, Dr. Avi Katz, and Kirk Konert is an independent director under the NYSE rules and each of Pamela Braden, Dr. Raluca Dinu, and Dorothy D. Hayes is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain

Relationships and Related Party Transactions” and “Director Independence” included in our Annual Report on Form 10-K/A for the year ended December 31, 2022.
Classified Board of Directors
Our Board currently comprises 10 members. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible, one-third of the directors to serve three-year terms. Each Class I director, consisting of Sean Battle, Paul Fulchino and Dorothy D. Hayes, has a term that expires at the Company’s annual meeting of stockholders in 2025, each Class II director, consisting of Pamela Braden, Dr. Raluca Dinu, Dr. Avi Katz and Amanda Long, has a term that expires at the Company’s annual meeting of stockholders in 2023, and each Class III director, consisting of Peter Cannito, Jeffrey Hart and Kirk Konert, has a term that expires at the Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. In addition, our charter provides that at any time when Partners and their Permitted Transferees (each as defined below), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the Business Combination, the role of Chair has been held by Peter Cannito. Since October 2022, the role of Chief Executive Officer has been held by Amanda Long. Given Mr. Cannito’s extensive experience in the defense, technology and government service industries, the Board determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Given Mrs. Long's business experience, particularly working in executive positions for technology companies, the Board determined Mrs. Long is best positioned to serve as Chief Executive Officer of the Company.
Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. This includes survey materials as well as individual conversations between each director and the Chair of the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee conducts the evaluation in such manner as it deems appropriate. The Nominating and Corporate Governance Committee evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance

Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as strategic legal, regulatory, privacy, financial, tax and audit related risks.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.bigbear.ai/. We will make a printed copy of the Code of Conduct and Ethics available to any stockholder who so requests.

If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://bigbear.ai/. The information on this website is not part of this Proxy Statement on Form DEF14A.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
BigBear.ai Holdings, Inc.
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
Telephone: (410) 312-0885
Attention: Board of Directors
c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below.
Overview

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer, former principal executive officer, the next two most highly compensated executive officers who were providing services to the Company as of December 31, 2022, and two additional executive officers for whom disclosure would have been required had such officers been providing services to the Company as of December 31, 2022, as summarized in the follow table:

Named Executive Officer	Principal Position
Amanda Long (1)	Chief Executive Officer
Julie Peffer (2)	Chief Financial Officer
Dr. Louis Brothers (3)	Former Chief Executive Officer
Joshua Kinley (4)	Former Chief Financial Officer
Samuel Gordy (5)	Former Chief Operating Officer and President, Federal Sector
Jeffry Dyer (6)	Former President and General Manager, Commercial Markets

(1)	Mrs. Long was hired as the Company’s Chief Executive Officer, effective October 12, 2022.
(2)	Ms. Peffer was hired as the Company’s Chief Financial Officer, effective June 13, 2022.
(3)	Dr. Brothers was terminated from the position as Chief Executive Officer, effective October 12, 2022 and ceased to be an employee of the Company as of that date.
(4)	Mr. Kinley served as the Company’s Chief Financial Officer until June 13, 2022. At that time, Mr. Kinley transitioned to the role of the Company’s Chief Corporate Development Officer. Mr. Kinley was terminated from the position as Chief Corporate Development Officer, effective December 30, 2022, and ceased to be an employee of the Company as of that date.
(5)	Mr. Gordy was terminated from the position as Chief Operating Officer and President, Federal Sector, effective August 8, 2022 and ceased to be an employee of the Company as of that date.
(6)	Mr. Dyer was hired as the Company’s President and General Manager of Commercial Markets, effective September 30, 2021. Mr. Dyer was terminated from this position on March 23, 2023 and ceased to be an employee of the Company as of that date.

2022 Summary Compensation Table

The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the two most recently completed fiscal years.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards $(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation (13)	Total ($)
Amanda Long	2022	$80,192	$—	$3,000,000	$1,023,362	$228,873	$18,943	$4,351,370

Name and Principal Position (1)	Year	Salary ($)		Bonus ($)(3)	Stock Awards ($)(4)		Option Awards $(5)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation (13)	Total ($)
Chief Executive Officer

Julie Peffer	2022	$204,615		$—	$200,000		$288,463		$94,348	$12,154	$799,580
Chief Financial Officer

Dr. Louis Brothers	2022	$343,519		$—	$409,997		$1,043,323	(7)	$—	$478,399	$2,275,238
Former Chief Executive Officer	2021	$312,921		$227,500	$401,200		$8,306,478	(8)	$—	$25,962	$9,274,061

Joshua Kinley	2022	$339,583		$—	$131,250		$273,906	(9)	$—	$348,715	$1,093,454
Former Chief Financial Officer	2021	$305,489		$105,000	$175,525		$3,471,897	(10)	$—	$18,125	$4,076,036

Samuel Gordy	2022	$270,877		$—	$333,240	(11)	$116,750		$—	$425,281	$1,146,148
Former Chief Operating Officer and President, Federal Sector

Jeffry Dyer	2022	$550,000	(2)	$—	$150,003		$218,906	(12)	$—	$18,300	$937,209
Former President and General Manager, Commercial

(1)	Mrs. Long was hired as the Company’s Chief Executive Officer, effective October 12, 2022. Ms. Peffer was hired as the Company’s Chief Financial Officer, effective June 13, 2022. Dr. Brothers was terminated from the position as Chief Executive Officer, effective October 12, 2022 and ceased to be an employee of the Company as of that date. Mr. Kinley served as the Company’s Chief Financial Officer until June 13, 2022. At that time, Mr. Kinley transitioned to the role of the Company’s Chief Corporate Development Officer. Mr. Kinley was terminated from the position as Chief Corporate Development Officer, effective December 30, 2022, and ceased to be an employee of the Company as of that date. Mr. Gordy was terminated from the position as Chief Operating Officer and President, Federal Sector, effective August 8, 2022 and ceased to be an employee of the Company as of that date. Mr. Dyer was hired as the Company’s President and General Manager of Commercial Markets, effective September 30, 2021. Mr. Dyer was terminated from this position on March 23, 2023 and ceased to be an employee of the Company as of that date.

(2)	In addition to Salary, this amount includes the Company’s payment of commissions pursuant to Mr. Dyer’s offer letter.

(3)	For 2021, the amounts reported in the Bonus column represent each applicable Named Executive Officer’s discretionary annual incentive bonus earned for fiscal year 2021.

(4)	The amounts reported in the Stock Awards column represent the grant date fair value of RSUs with respect to the Company’s common stock (the “RSUs”) granted in 2022 to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the RSUs. See “—Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” below for additional details. While some RSUs were treated as “granted” in 2021 for accounting purposes, and were disclosed in our Summary Compensation for 2021, for Section 16 reporting purposes, the grants were contingent upon, and effective as of, the filing of our registration statement on Form S-8 registering shares to be issued pursuant to awards under our 2021 Long Term Incentive Plan, which was filed with the Commission on April 5, 2022. See Note S to the Company’s 2023 Consolidated Financial Statements as filed in our 2022 Annual Report on Form 10-K for the assumptions used in determining the fair value of the RSUs.

(5)	The amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to BigBear common stock granted in 2022 to the Named Executive Officers as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options. See “—Narrative Disclosure to Summary Compensation Table—Stock Option Awards” below for additional details. See Note S to the Company’s 2023 Consolidated Financial Statements as filed in our 2022 Annual Report on Form 10-K for the assumptions used in determining the fair value of the Option Awards.

(6)	For 2022, the amounts reported in the Non-Equity Incentive Compensation column represent the actual value of RSUs granted in 2022 to the Named Executive Officers. These RSUs were granted in lieu of cash bonuses under the Company’s Short-Term Incentive Plan (the “STIP”) for certain executives based on the achievement of certain goals for the year ended December 31, 2022. See “—Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” below for additional details. See Note S to the Company’s 2023 Consolidated Financial Statements as filed in our 2022 Annual Report on Form 10-K for the assumptions used in determining the fair value of the RSUs.

(7)	For Dr. Brothers, this number consists of $683,323, which is the grant date fair value of the stock options granted in 2022 and $360,000, which is the incremental increase in value associated with a modification to Dr. Brothers’ Tranche II Incentive Units resulting from the acceleration of certain ASC 718 vesting conditions in connection with his termination of employment.

(8)	For Dr. Brothers, this number consists of $521,478, which is the grant date fair value of the stock options granted in 2021 and $7,785,000, which is the grant date fair value of the Incentive Units granted to him in 2021.

(9)	For Mr. Kinley, this number consists of $218,906, which is the grant date fair value of the stock options granted in 2022 and $55,000, which is the incremental increase in value associated with a modification to Mr. Kinley’s Tranche II Incentive Units resulting from the acceleration of certain ASC 718 vesting conditions in connection with his termination of employment.

(10)	For Mr. Kinley, this number consists of $228,147, which is the grant date fair value of the stock options granted in 2021 and $3,243,750, which is the grant date fair value of the Incentive Units granted to him in 2021.

(11)	For Mr. Gordy, this number consists of $306,341, which is the grant date fair value of RSUs granted in 2022 and $26,899, which is the incremental increase in value associated with a modification to Mr. Gordy’s RSUs resulting from the acceleration of certain ASC 718 vesting conditions in connection with his termination of employment.

(12)	For Mr. Dyer, this number consists of $218,906, which is the grant date fair value of stock options granted in 2022.

(13)	The amounts reported in the “All Other Compensation” column for the fiscal year ended December 31, 2022 consist of the following:

Name	Company 401(k) Matching Contributions (a)	Car Allowance (b)	Membership Due (c)	Consulting Fees (d)	Legal Fees (e)	Severance (f)	Total All Other Compensation
Amanda Long	$2,409	$—	$8,626	$—	$7,908	$—	$18,943
Julie Peffer	$12,154	$—	$—	$—	$—	$—	$12,154
Dr. Louis R. Brothers	$19,750	$11,873	$—	$18,750	$—	$428,026	$478,399
Joshua Kinley	$31,950	$—	$—	$—	$—	$316,765	$348,715
Samuel Gordy	$16,272	$—	$—	$—	$—	$409,009	$425,281
Jeffry Dyer	$18,300	$—	$—	$—	$—	$—	$18,300

(a)	See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

(b)	Represents the Company’s payment of a stipend for car expenses available only to Dr. Brothers.

(c)	Pursuant to Mrs. Long’s offer letter, the amount represents the Company’s reimbursement of fees for an executive coach, annual executive health exam, and Chief membership dues.

(d)	The Company entered into a consulting agreement with Dr. Brothers on October 12, 2022. Pursuant to the consulting agreement, Dr. Brothers will provide consulting services until October 12, 2023 for $75,000 paid in quarterly installments. The amount represents the first quarterly installment of consulting fees paid to Dr. Brothers in 2022 pursuant to the consulting agreement.

(e)	Pursuant to Mrs. Long’s offer letter, the amount represents the Company’s reimbursement of fees for Ms. Long’s outside counsel and consultants review and negotiation of the initial terms of Ms. Long’s employment and any supplemental agreements required or proposed by the Company.

(f)	Represents severance payments pursuant to separation agreements that were entered into upon the termination of Dr. Brothers, Mr. Kinley, and Mr. Gordy in 2022.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with Named Executive Officers

Mrs. Long is party to an offer letter with the Company, dated October 10, 2022. Mrs. Long’s offer letter provides for (i) an annualized base salary of $450,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 125% of Mrs. Long’s annual base compensation based upon mutually developed performance objectives, with an initial bonus for 2022 of no less than $250,000, less applicable payroll deductions and withholdings; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mrs. Long’s offer letter also provides for (x) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 75% in the form of RSUs and 25% in the form of stock options, with a portion of the long-term incentive award valued at $200,000 and vested as of December 31, 2022, an additional 20% of the long-term incentive award vesting on the first anniversary of the grant date, and the remaining 75% vesting in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date and (y) beginning in 2023 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of Mrs. Long’s base compensation and split (at the Compensation Committee’s discretion) between RSUs, performance stock units (“PSUs”), stock options and other long-term incentive vehicles. Mrs. Long’s offer letter also provides for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below), as well as a one-time payment of $10,000, less applicable taxes and withholdings, to support Mrs. Long’s search for and transition to another employer, including hiring a recruiting/placement firm.

Ms. Peffer is party to an offer letter with the Company, dated May 19, 2022. Ms. Peffer’s offer letter provides for (i) an annualized base salary of $400,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 100% of Ms. Peffer’s annual base compensation based upon mutually developed performance objectives; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Ms. Peffer’s offer letter also provides for (x) an up-front time-based long-term incentive award with a grant date value of $400,000, delivered 50% in the form of RSUs and 50% in the form of stock options, and (y) beginning in 2023 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 75% of Ms. Peffer’s base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Ms. Peffer’s offer letter also provide for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below). Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Executive Severance Plan” below for more details regarding the severance payments and benefits provided to Ms. Peffer pursuant to the Executive Severance Plan.

Dr. Brothers was party to an offer letter with NuWave Solutions Holdings, LLC, dated May 22, 2020; Mr. Kinley was party to an employment agreement with PCI dated October 23, 2020, and Mr. Dyer was party to an offer letter dated September 30, 2021. Dr. Brothers’ offer letter, Mr. Kinley’s employment agreement, and Mr. Dyer’s offer letter each provided for an annual base salary and target bonus opportunity as follows: for Dr. Brothers, a base salary of $300,000 and target annual bonus of 70% of Dr. Brothers’ base salary; for Mr. Kinley, a base salary of $300,000 and target annual bonus of 35% of Mr. Kinley’s base salary; and for Mr. Dyer, a base salary of $400,000 and target annual bonus of 100% of Mr. Dyer’s base salary. Dr. Brothers, Mr. Kinley, and Mr. Dyer were also eligible to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Dr. Brothers’ offer letter also provided for a grant of incentive units in an amount equal to 1.5% of the total equity of the Company upon the establishment of a management incentive plan. These incentive units were granted in the first quarter of the 2021 fiscal year, as described in “—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards” below. Mr. Dyer’s offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $700,000, delivered in the form of 50,000 RSUs and 50,000 stock options, (y) a PSU award with a grant date value of $1,500,000 (or, 150,000 target PSUs), which vest based upon mutually developed performance objectives, and (z) beginning in 2022 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 35% of base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Dr. Brothers’ offer letter and Mr. Kinley’s employment agreement also provided for certain severance benefits upon resignation by the applicable Named Executive Officer for “Good Reason,” and/or upon termination by the Company without “Cause.”

Mr. Gordy was party to an offer letter with the Company, dated October 1, 2021. Mr. Gordy’s offer letter provided for (i) an annualized base salary of $400,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 100% of Mr. Gordy’s annual base compensation based upon mutually developed performance objectives; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. Gordy’s offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $800,000, delivered in the form of 40,000 RSUs and 100,000 stock options, and (y) beginning in 2022 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 75% of base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Mr. Gordy’s offer letter also provided for pro-rata vesting of all Mr. Gordy’s 2021 and 2022 incentive awards upon termination by the Company without “Cause.”

Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the applicable offer letters and the Executive Severance Plan.

Annual Incentive Plan

The Company’s STIP is discretionary in nature and subject to performance targets established annually by the Compensation Committee. To be eligible to receive their bonus, our Named Executive Officers must generally be employed on the last day of the applicable performance period. For 2022, each Named Executive Officer was eligible to receive a target annual bonus of the following percentage of such executive’s base salary if all performance targets were met or exceeded: 125%, but no less than $250,000 for Mrs. Long, 100% for Ms. Peffer, 100% for Dr. Brothers, 75% for Mr. Kinley, 100% for Mr. Gordy and 100% for Mr. Dyer. For 2022, RSUs were granted in lieu of cash bonuses under the STIP for certain executives based on the achievement of performance goals. The actual number of RSUs granted to each Named Executive Officer and the value of such RSUs for service in 2022 were as follows:

Named Executive Officer	Number of RSUs Granted	Value of RSUs as of 12/31/2022 (1)
Amanda Long	352,113	$235,916
Julie Peffer	145,151	$97,251
Dr. Louis Brothers	—	$—
Joshua Kinley	—	$—
Samuel Gordy	—	$—
Jeffry Dyer	—	$—

(1)	Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 30, 2022 of $0.67.

Incentive Unit Awards

PCISM Ultimate Holdings adopted an Employee Equity Plan effective February 16, 2021 (the “Equity Plan”) to provide incentives to present and future directors, officers, employees and other service providers of PCISM Ultimate Holdings and its subsidiaries in the form of Class B Units (“Incentive Units”). Under the terms of the applicable award documentation, the Incentive Units are divided into three tranches: Tranche I Incentive Units (40% of the Incentive Units granted), Tranche II Incentive Units (40% of the Incentive Units granted) and Tranche III Incentive Units (20% of the Incentive Units granted). Tranche I, Tranche II and Tranche III Incentive Units are subject to service-based and/or performance-based vesting conditions, subject in certain cases to acceleration upon an “Exit Sale,” as defined in the applicable award agreement, with the Tranche II Incentive Units vesting only upon the consummation of an Exit Sale if certain investor return thresholds are met. Holders of Incentive Units are subject to certain restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and customer and employee non-solicitation covenants that apply during the service period and for one year thereafter. The Board previously accelerated the vesting of the Incentive Units such that all Tranche I and Tranche III Incentive Units became fully vested, while the Tranche II Incentive Units continued to be eligible to vest in accordance with their terms. The Board then further modified the Tranche II Incentive Units such that the occurrence of any event (whether or not such event constitutes an Exit Sale) in which the investor return threshold applicable to the Tranche II Units is met will result in full vesting of the Tranche II Units.

Dr. Brothers was granted an award of 1,500,000 Incentive Units in February 2021. In connection with Dr. Brothers’ termination of employment, the Board agreed to modify the terms of Dr. Brothers’ Tranche II Units such that they continue to be eligible to vest following Dr. Brothers’ termination of employment as if Dr. Brothers remained employed.

Mr. Kinley was granted an award of 625,000 Incentive Units in February 2021. In connection with Mr. Kinley’s termination of employment, the Board agreed to modify the terms of Mr. Kinley’s Tranche II Units such that they continue to be eligible to vest following Mr. Kinley’s termination of employment as if Mr. Kinley remained employed.

Stock Options

On December 7, 2021, the Board approved grants of stock options to certain executive officers, including Dr. Brothers and Messrs. Kinley, Gordy and Dyer, pursuant to our 2021 Long Term Incentive Plan (the “Plan”). Each such stock option corresponds to the right to purchase one share of the Company’s common stock at an exercise price of $9.99 per share. The stock options vest in equal annual installments over four years from the date of grant, subject to the applicable executive’s continued employment through each vesting date and may be exercised only to the extent such stock options are vested.

On March 30, 2022, Dr. Brothers and Messrs. Kinley and Dyer were granted stock options pursuant to the Plan. Each such stock option corresponds to the right to purchase one share of the Company’s common stock at an exercise price of $7.00 per share. The stock options vest 25% on March 30, 2023, and the remaining 75% in equal quarterly installments on each quarterly anniversary of the date of grant thereafter, subject to the applicable executive’s continued employment through each vesting date and may be exercised only to the extent such stock options are vested.

On June 13, 2022, Ms. Peffer was granted stock options pursuant to the Plan. Each such stock option corresponds to the right to purchase one share of the Company’s common stock at an exercise price of $4.94 per share. The stock options vest 25% on June 13, 2023, and the remaining 75% in equal quarterly installments on each quarterly anniversary of the date of grant thereafter, subject to the applicable executive’s continued employment through each vesting date and may be exercised only to the extent such stock options are vested.

On October 12, 2022, Mrs. Long was granted stock options pursuant to the Plan. Each such stock option corresponds to the right to purchase one share of the Company’s common stock at an exercise price of $1.28 per share. The stock options vest 5% on December 31, 2022; 20% on October 12, 2023; and the remaining 75% in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the date of grant, subject to Mrs. Long’s continued employment through each vesting date and may be exercised only to the extent such stock options are vested.

For information regarding the treatment of the stock options upon a termination of employment or change in control, see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options” below.

Restricted Stock Units

On December 7, 2021, the Board approved grants of RSUs to Dr. Brothers and Messrs. Kinley, Gordy and Dyer, pursuant to the Plan. These RSUs were granted effective when the Company filed the registration statement on Form S-8 registering the shares of BigBear common stock issuable under the Plan, which was filed with the Commission on April 5, 2022. The RSUs vest in equal annual installments on each of the first four anniversaries of December 7, 2021.

On March 30, 2022, Dr. Brothers and Messrs. Kinley, Gordy and Dyer were granted RSUs pursuant to the Plan. The RSUs vest 25% on March 30, 2023, and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter, subject to the applicable executive’s continued employment through each vesting date.

On June 13, 2022, Ms. Peffer was granted RSUs pursuant to the Plan. The RSUs vest 25% on June 13, 2023, and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter, subject to Ms. Peffer’s continued employment through each vesting date.

On October 12, 2022, Mrs. Long was granted RSUs pursuant to the Plan. The RSUs vest 5% on December 31, 2022; 20% on October 12, 2023; and the remaining 75% in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the date of grant, subject to Mrs. Long’s continued employment through each vesting date.

On December 28, 2022, Mrs. Long and Ms. Peffer were granted RSUs pursuant to the Plan. The RSUs will fully vest on April 1, 2023, subject to the applicable executive’s continued employment through each vesting date.

For information regarding the treatment of the RSUs upon a termination of employment or change in control, see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Restricted Stock Units” below.

Performance Stock Units

On December 7, 2021, Mr. Dyer received an award of a target number of 150,000 PSUs, which were granted effective when the Company filed the registration statement on Form S-8 registering the shares of BigBear common stock issuable under the Plan, which was filed with the Commission on April 5, 2022. The PSUs are subject to performance-based vesting conditions, subject to Mr. Dyer’s continued service through the applicable vesting dates. Generally, the award would vest based on achievement of the Company’s total commercial revenue targets. In the event of Mr. Dyer’s Termination of Service (as defined in the Plan), any PSUs that have not yet been settled will immediately and automatically be cancelled and forfeited. No PSUs were granted to any of the Named Executive Officers other than Mr. Dyer.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2022. For more information on the stock options, RSUs, Incentive Units, and PSUs reflected in this table, see “Narrative Disclosure to Summary Compensation Table” above:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (14)	Number of Securities Underlying Unexercised Options (#) Unexercisable (15)	Option Exercise Price ($) (16)	Option Expiration Date (16)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Amanda Long	10/12/2022	(1)	62,400	1,185,603	$1.28	10/12/2032	—		$—	—		—
	10/12/2022	(2)	—	—	—	—	2,226,562		$1,491,797	—		—
	12/28/2022	(3)	—	—	—	—	352,113		$235,916	—		—
Julie Peffer	6/13/2022	(4)	—	101,215	$4.94	6/13/2032	—		$—	—		—
	6/13/2022	(5)	—	—	—	—	40,486		$27,126	—		—
	12/28/2022	(3)	—	—	—	—	145,151		$97,251	—		—
Dr. Louis Brothers	2/16/2021	(6) (7)	900,000	600,000	N/A	N/A	—		$—	—		—
	12/7/2021	(8)	—	100,000	$9.99	12/7/2031	—		$—	—		—
	12/7/2021	(9)	—	—	—	—	30,000		$20,100	—		—
	3/30/2022	(10)	—	146,429	$7.00	3/30/2032	—		$—	—		—
	3/30/2022	(11)	—	—	—	—	58,571		$39,243	—		—
Joshua Kinley	2/16/2021	(6) (7)	375,000	250,000	N/A	N/A	—		$—	—		—
	12/7/2021	(8)	—	43,750	$9.99	12/7/2031	—		$—	—		—
	12/7/2021	(9)	—	—	—	—	13,125		$8,794	—		—
	3/30/2022	(10)	—	46,875	$7.00	3/30/2032	—		$—	—		—
	3/30/2022	(11)	—	—	—	—	18,750		$12,563	—		—
Samuel Gordy	—		—	—	—	—	—		$—	—		—
Jeffry Dyer	12/7/2021	(8)	—	50,000	$9.99	12/7/2031	—		$—	—		—
	12/7/2021	(13)	—	—	—	—	37,500	(17)	$25,125	112,500	(19)	$75,375
	12/7/2021	(9)	—	—	—	—	37,500		$25,125	—		—
	3/30/2022	(10)	—	53,571	$7.00	3/30/2032	—		$—	—		—
	3/30/2022	(11)	—	—	—	—	21,429		$14,357	—		—

(1)	Reflects information regarding stock options granted to Mrs. Long that were outstanding as of December 31, 2022. These stock options were granted on October 12, 2022. 62,400 of these stock options vested on December 31, 2022, 249,601 will vest on October 12, 2023, and the remaining 936,002 will vest in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date.

(2)	Reflects information regarding RSUs granted to Mrs. Long that were outstanding as of December 31, 2022. These RSUs were granted on October 12, 2022. 117,188 of these RSUs vested on December 31, 2022, 468,750 will vest on October 12, 2023, and the remaining 1,757,812 will vest in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date.

(3)	Reflects information regarding RSUs granted to Mrs. Long and Ms. Peffer that were outstanding as of December 31, 2022. These RSUs were granted on December 28, 2022 and will vest on April 1, 2023.

(4)	Reflects information regarding stock options granted to Ms. Peffer that were outstanding as of December 31, 2022. 25% of these stock options will vest on June 13, 2023 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on June 13, 2026.

(5)	Reflects information regarding RSUs granted to Ms. Peffer that were outstanding as of December 31, 2022. These RSUs were granted on June 13, 2022. 25% of these RSUs will vest on June 13, 2023 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on June 13, 2026.

(6)	Reflects information regarding Incentive Units granted to Dr. Brothers and Mr. Kinley that were outstanding as of December 31, 2022. The Incentive Units represent membership interests in PCISM Ultimate Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(7)	Dr. Brothers and Mr. Kinley were granted an award of Incentive Units on February 16, 2021. Under the terms of the applicable award documentation, the Incentive Units were initially divided into three tranches: Tranche I Incentive Units, Tranche II Incentive Units and Tranche III Incentive Units. In connection with the closing of the Business Combination, the Board took action to accelerate the vesting of the Tranche I and Tranche III Units. Tranche II Incentive Units will fully performance-vest once certain investor return thresholds are met (see “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below).

(8)	Reflects information regarding stock options granted to Dr. Brothers and Messrs. Kinley, Gordy, and Dyer that were outstanding as of December 31, 2022. These stock options vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date.

(9)	Each of our Named Executive Officers, other than Mrs. Long and Ms. Peffer, was granted RSUs under the Plan that vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date.

(10)	Reflects information regarding stock options granted to our Named Executive Officers, except Mrs. Long and Ms. Peffer, that were outstanding as of December 31, 2022. 25% of these stock options will vest on March 30, 2023 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 30, 2026, subject to the Named Executive Officer’s continued employment through each vesting date.

(11)	Each of our Named Executive Officers, other than Mrs. Long and Ms. Peffer, was granted RSUs under the Plan that were outstanding as of December 31, 2022. 25% of the RSUs will vest on March 30, 2023 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 30, 2026, subject to the Named Executive Officer’s continued employment through each vesting date.

(12)	Reflects information regarding RSUs granted to Mr. Gordy that were outstanding as of December 31, 2022. These RSUs were granted on May 5, 2022. 25% of these RSUs will vest on March 30, 2023, and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 30, 2026.

(13)	Reflects information regarding PSUs granted to Mr. Dyer that were outstanding as of December 31, 2022. These PSUs were granted on December 7, 2021 and vest based on the achievement of certain revenue targets.

(14)	For grants of Incentive Units, amounts in this column reflect the number of Tranche I and Tranche III Incentive Units, which were all fully vested as of December 31, 2021.

(15)	For grants of Incentive Units, amounts in this column reflect the number of Tranche II Incentive Units that were unvested as of December 31, 2022.

(16)	The Incentive Units are not traditional stock options and, therefore, do not have an exercise price or option expiration date associated with them.

(17)	Represents PSUs granted to Mr. Dyer on April 5, 2022, which vest subject to the achievement of the Company’s total commercial revenue during the following four performance periods: (i) January 1, 2022- December 31, 2022 (“Performance Period I”), (ii) January 1, 2023- December 31, 2023 (“Performance Period II”), (iii) January 1, 2024- December 31, 2024 (“Performance Period III”) and (iv) January 1, 2025- December 31, 2025 (“Performance Period IV”). As of December 31, 2022, the target PSUs for Performance Period I were still subject to continued service through March 31, 2023, which was the date on which certification of performance was completed.

(18)	Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 30, 2022 of $0.67.

(19)	Represents PSUs granted to Mr. Dyer on April 5, 2022, which vest subject to the achievement of the Company’s total commercial revenue during Performance Period I, Performance Period II, Performance Period III and Performance Period IV. As of December 31, 2022, the target PSUs for Performance Period II, Performance Period III and Performance Period IV are still subject to performance conditions. This column reflects the value of the PSUs for Performance Period II, Performance Period III and Performance Period IV at target level of performance.

Additional Narrative Disclosure

Retirement Benefits

We maintain the BigBear.ai, LLC Employee Benefits Plan, a tax-qualified retirement plan that provides all regular employees of the Company with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants, including the Named Executive Officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the 401(k) plan subject to applicable annual limits under the Code.

Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participants’ salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Potential Payments Upon Termination or Change in Control

Executive Severance Plan

On November 19, 2022, the Board adopted the BigBear.ai, LLC Executive Severance Plan (the “Executive Severance Plan”) to provide for severance pay and benefits to eligible officers and management employees who are Eligible Executives (as defined in the Executive Severance Plan) and whose employment is terminated on or after November 1, 2022.

Upon termination of an Eligible Executive’s employment due to a Qualifying Termination (as defined below) that occurs outside of the 12-month period following a Change in Control Protection Period (as defined below) and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a cash severance payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus (each as defined in the Executive Severance Plan) and (B) (I)

1.0, for Tier 1 Executives (as defined in the Executive Severance Plan) and (II) 0.5 for Tier 2 Executives (as defined in the Executive Severance Plan), paid in a lump sum cash payment or as a salary continuation, at the Company’s sole discretion and (ii) a lump sum cash payment in an amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 12, for Tier 1 Executives and (II) 6 for Tier 2 Executives.

Upon termination of an Eligible Executive’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a lump sum cash payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus and (B) (I) two, for Tier 1 Executives and (II) one for Tier 2 Executives and (ii) a lump sum cash payment in an amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 24, for Tier 1 Executives and (II) 12 for Tier 2 Executives.

For purposes of the Executive Severance Plan, Mrs. Long and Ms. Peffer are Tier 1 Executives and Messrs. Kinley and Dyer were Tier II Executives.

Payment of the severance benefits under the Executive Severance Plan is subject to the Eligible Executive’s execution and non-revocation of a general release of claims in favor of BigBear.ai, LLC and the executive’s continued compliance with the terms of the Executive Severance Plan, including, but not limited to, the restrictive covenants obligations set forth therein (which include confidentiality, intellectual property, business opportunity and non-solicitation, and non-disparagement covenants). For participants in the Executive Severance Plan who are eligible for severance benefits under another individual agreement with the Company Group (as defined in the Executive Severance Plan), the Executive Severance Plan will supersede all prior agreements, practices, policies, procedures and plans relating to severance benefits. If the payments or benefits payable under the Executive Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits will be reduced (but not below zero) if such reduction would result in a better net after-tax position for the Eligible Executive.

For purposes of the Executive Severance Plan:

“Cause” means unless otherwise determined by the Committee (as defined in the Plan) in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service (as defined in the Plan): (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Executive at the relevant time of determination (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Eligible Executive’s (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty, moral turpitude or fraud or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or an affiliate; (ii) material non-performance of the Eligible Executive’s duties or failure to follow any lawful directive from the Company or any affiliate; (iii) conduct that brings or is reasonably likely to bring the Company or an affiliate negative publicity or into public disgrace, embarrassment, or disrepute or otherwise materially injures the integrity, character or reputation of the Company or an affiliate; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct or other act involving dishonesty with respect to the Company or an affiliate; (v) violation of the Company’s or an affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; (vi) insubordination or failure to follow the directions of the Eligible Executive’s reporting supervisor and/or of the CEO of the Company or the Board, as applicable, or (vii) breach of any employment, consulting or similar agreement with the Company or any affiliate, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Eligible Executive and the Company or an affiliate.

“Change in Control Protection Period” means the 12-month period following a Change in Control (as defined in the Plan).

“Disability” means, unless otherwise determined by the Committee in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service, that the Eligible Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, provided, however, for purposes of an Incentive Stock Option (as defined in the Plan), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an Eligible Executive has a Disability shall be determined by the Committee, and the Committee may rely on any determination that an Eligible Executive is disabled for purposes of benefits under any long-term disability plan in which an Eligible Executive participates that is maintained by the Company or any affiliate.

“Good Reason” means the occurrence of any of the following events without the written consent of an Eligible Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by such Eligible Executive to the Company of the occurrence of one of the conditions set forth below: (i) a material reduction in an Eligible Executive’s Base Salary or Target Annual Bonus opportunity other than a general reduction in Base Salary or Target Annual Bonus opportunity that affects all similarly situated employees in substantially the same proportions; (ii) a material diminution in an Eligible Executive’s duties, authorities or responsibilities (other than temporarily while an Eligible Executive is physically or mentally incapacitated or as required by applicable law and excluding duties, authorities or responsibilities that have been assigned to an Eligible Executive on a temporary or interim basis); or (iii) a relocation of an Eligible Executive’s primary work location by more than 50 miles from such Eligible Executive’s primary work location immediately prior to such relocation.

“Qualifying Termination” means the termination of an Eligible Executive’s employment (i) by any member of the Company Group (as defined in the Executive Severance Plan) without Cause (which, for the avoidance of doubt, does not include a termination due to death or Disability); or (ii) due to an Eligible Executive’s resignation for Good Reason.

Employment Arrangements with Named Executive Officers

As described above in the “—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers,” (i) the offer letters with each of Mrs. Long and Ms. Peffer provide for severance benefits upon the occurrence of certain terminations of employment in accordance with the terms of the Executive Severance Plan as described above in “—Additional Narrative Disclosure

—Potential Payments Upon Termination or Change in Control—Executive Severance Plan” and (ii) Mr. Gordy’s offer letter provides for pro-rata vesting of all Mr. Gordy’s 2021 and 2022 incentive awards upon termination by the Company without “Cause.” Additionally, Mrs. Long’s offer letter provides for one-time payment of $10,000, less applicable taxes and withholdings, to support Mrs. Long’s search for and transition to another employer, including hiring a recruiting/placement firm. Messrs. Kinley and Dyer were eligible for severance benefits pursuant to the Executive Severance Plan as Tier II Executives as described above in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Executive Severance Plan”.

Separation Agreements with Named Executive Officers

In connection with his termination of employment with the Company, which was effective on October 12, 2022, Dr. Brothers entered into (x) a separation agreement and general release with the Company and (y) a consulting agreement with BigBear.ai LLC. Pursuant to Dr. Brothers’ consulting agreement, Dr. Brothers will receive, in exchange for provision of certain advisory services to BigBear.ai LLC for specific projects that are mutually agreed upon from time to time (including, but not limited to, serving as the chairman of an advisory board for BigBear.ai LLC), a fee of $75,000 paid in quarterly installments of $18,750 for the duration of the term of the consulting agreement, which will terminate on October 12, 2023, unless otherwise extended for additional one-year periods upon agreement of both parties.

Pursuant to Dr. Brothers’ separation agreement and general release and in exchange for a release of claims in favor of the Company and continued compliance with Dr. Brothers’ restrictive covenant obligations, Dr. Brothers is entitled to the following payments and benefits: (i) a payment of $410,000, which is equivalent to Dr. Brothers’ base salary for a period of twelve months, paid as salary continuation on the Company’s regular payroll schedule, (ii) a lump sum payment of approximately $18,026, which is equivalent to 12 months of the employer share of health and welfare premiums for plans in which Dr. Brothers was enrolled as of the termination date (in the case of each of clauses (i) and (ii), less all applicable taxes, withholdings and authorized or required deductions), (iii) continued vehicle lease by the Company on Dr. Brothers’ behalf for the 12-month period following termination of employment, (iv) forfeiture of unvested stock options and RSUs the earlier of (x) the date on which Dr. Brothers incurs a Termination of Service (as defined in the Plan) or (y) October 12, 2023, provided that, in the event of a Change in Control (as defined in the Plan), so long as Dr. Brothers has not incurred a Termination of Service (which includes a termination of services pursuant to Dr. Brothers’ consulting agreement) prior to the consummation of such Change in Control, Dr. Brothers’ outstanding stock options and RSUs (if any) will vest, and (v) continued vesting of Dr. Brothers’ Tranche II Incentive Units.

On December 30, 2022, the Company terminated the employment of Mr. Kinley and entered into a separation agreement and general release with Mr. Kinley, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with his restrictive covenant obligations, Mr. Kinley is entitled to receive the following payments and benefits: (i) a payment of $175,000, which is equivalent to his base salary for a period of six months, paid as salary continuation on the Company’s regular payroll schedule, (ii) a lump sum payment of $131,250, which is equivalent to 50% of his Target Annual Bonus (as defined in the Executive Severance Plan), (iii) a lump sum payment of approximately $10,515, which is equivalent to seven months of the employer share of health and welfare premiums for plans in which Mr. Kinley was enrolled in as of Mr. Kinley’s separation date (in the case of each of clauses (i), (ii) and (iii), less all applicable taxes, withholdings and authorized or required deductions), and (iv) continued vesting of Mr. Kinley’s Tranche II Incentive Units.

On March 23, 2023, the Company terminated the employment of Mr. Dyer and entered into a separation agreement and general release with Mr. Dyer, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with his restrictive covenant obligations, Mr. Dyer is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a payment of $200,000, which is equivalent to Mr. Dyer’s base salary for a period of six months, paid as salary continuation on the Company’s regular payroll schedule, (ii) a lump sum payment of $200,000, which is equivalent to 50% of his Target Annual Bonus (as defined in the Executive Severance Plan), and (iii) a lump sum payment of approximately $11,435, which is equivalent to seven months of the employer share of health and welfare premiums for plans in which Mr. Dyer was enrolled in as of Mr. Dyer’s separation date.

Stock Options

In the event a Change in Control is consummated and the stock options are not assumed or substituted, any unvested portion of the stock option award that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control; and the Board may, in its sole discretion, extend the exercise period of the stock option through any date that is prior to the 10th anniversary of the applicable grant date. Upon an executive’s termination of service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason (each as defined below), in each case, within two years following the consummation of a Change in Control, any unvested portion of a stock option award, as of immediately prior to the executive’s termination of service, will automatically vest upon such termination of service. Additionally, Mrs. Long and Ms. Peffer’s offer letters each provide that the portion of their respective up-front time-based long-term incentive award that were delivered in the form of stock options will accelerate upon a Change in Control.

For purposes of the Option Awards:

“Cause,” “Disability,” and “Good Reason” have the meanings ascribed to such terms in the Plan. See “Narrative Disclosure to Summary Compensation Table—Stock Options,” for additional information regarding such definitions.

“Change in Control” has the meaning ascribed to such term in the Plan and generally means (excluding dispositions by AE Industrial Partners, LP or its affiliates): (i) any person becoming the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) a merger, reorganization or consolidation in which voting securities are issued unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent more than 50% of the outstanding voting securities of the Company or surviving entity, (iii) during a period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute a majority of the Board (except for individuals whose election or nomination was approved by at least two-thirds of the directors still in office) or (iv) a complete liquidation or dissolution of the Company or a sale of substantially all the Company’s assets to a third party.

Restricted Stock Units

For the Named Executive Officers, in the event a Change in Control is consummated and the RSUs are not assumed or substituted, any unvested portion of the RSUs that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, for the RSUs held by the Named Executive Officers, upon the termination of the Named

Executive Officer’s service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason, in each case, within two years following the consummation of a Change in Control, any unvested portion of the RSUs as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service. Mrs. Long and Ms. Peffer’s offer letters each provide that the portion of their respective up-front time-based long-term incentive award that were delivered in the form of RSUs will accelerate upon a Change in Control.

For purposes of the RSUs, “Cause,” “Change in Control,” “Disability,” and “Good Reason” have the same meanings as for the Option Awards. See above under “Potential Payments Upon Termination or Change in Control—Stock Options” for additional information regarding these definitions.

Non-Employee Director Compensation

We maintain a director compensation policy pursuant to which each non-employee director will receive an annual cash retainer of $90,000, payable in quarterly installments in advance. In addition, each non-employee director who serves as the non-employee chair of the Board or as a member or chair of a committee will receive additional retainers, payable in quarterly installments in advance, as set forth below:

Position	Annual Retainer
Non-Employee Chair of the Board:	$20,000
Audit Committee Chair:	$10,000
Audit Committee Member:	$5,000
Compensation Committee Chair:	$7,500
Compensation Committee Member:	$6,000
Nominating and Corporate Governance Committee Chair:	$5,000
Nominating and Corporate Governance Committee Member:	$4,000

In addition to the cash retainers set forth above, under the director compensation policy, each non-employee director will receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Such RSU awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service through such date, and will accelerate vesting so as to become fully vested immediately prior to a Change of Control (as defined in the Plan and as described in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Restricted Stock Units” above).

The following table presents the total compensation for each person who served as a non-employee member of the Company’s Board during fiscal year 2022. Other than as set forth in the table and described more fully above, BigBear did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2022.

Name	Fees Earned or Paid in Cash ($)(2)
Pamela Braden	$181,972	(3)

Peter Cannito	$210,705	(3)

Dr. Raluca Dinu	$95,000

Paul Fulchino	$180,056	(3)

Jeffrey Hart (1)	$183,887	(3)

Dorothy D. Hayes	$191,549	(3)

Raanan I. Horowitz (4)	$181,972

Dr. Avi Katz	$96,000

Kirk Konert (1)	$186,761	(3)

Sean Battle	$94,000

(1)	Pursuant to assignment agreements, Messrs. Hart and Konert have transferred all of their beneficial interests in their board fees and RSUs to AE Industrial Partners, LP.

(2)	The amounts in this column represent the portion of quarterly fees earned for board service in the 2022 fiscal year.

(3)	These directors elected to receive RSUs in lieu of cash for payment of all of their quarterly fees earned for board service in the 2023 fiscal year. The RSUs were granted on December 28, 2022 and the number of RSUs granted to each director was based upon the fair value of the RSUs at the grant date. The RSUs vest ratably on the following vesting dates: January 1, 2023, March 31, 2023, June 30, 2023, and September 30, 2023, subject to the director’s continued service on the Board.

(4)	Raanan I. Horowitz has resigned as a member of our board of directors, effective May 16, 2023.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Jeffrey Hart, Dr. Avi Katz and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. Under the NYSE listing standards, as a controlled company, BigBear is not required to have a compensation committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the Board has determined that Kirk Konert is independent.

During the last fiscal year, no member of our compensation committee was an officer or employee of the Company, was a former officer of the Company or had any relationship requiring disclosure by the registrant under the section entitled “Related Party Transactions” under Item 13 of this Amendment. None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the Related Party transaction was initiated by the Company or the related party;
•the availability of other sources of comparable products or services;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to the Company of, the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•the related party’s interest in the related party transaction; and
•any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith. In addition, under our code of conduct and ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Redwire Space, Inc., Edge Autonomy and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the Business Combination are pre-approved by our Audit Committee. All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

Related Party Transactions

Commercial Arrangements with Affiliates

BigBear is party to (A)(i) an agreement to establish a Cyber Space Range capability, dated April 22, 2021, and (ii) a Confidential Disclosure Agreement, dated March 17, 2021, in each case with Redwire

Space, Inc. (“Redwire”), and (B) a Memorandum of Understanding, dated July 1, 2021, with Edge Autonomy (formerly UAV Factory) (“Edge”) whereby BigBear will develop AI/ML capabilities for Edge Autonomy’s (formerly UAV Factory) unmanned systems and components use in autonomous operations within the commercial and defense markets (together, the “Affiliate MOUs”). Each of Redwire and Edge are affiliates of AE. The terms of each such agreement reflect the results of an arm’s length negotiation between unaffiliated third parties.

Director Independence

NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Pamela Braden, Peter Cannito, Dr. Raluca Dinu, Dorothy D. Hayes, Dr. Avi Katz, and Kirk Konert is an independent director under the NYSE rules and each of Pamela Braden, Dr. Raluca Dinu and Dorothy D. Hayes is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s Common Stock by each non-employee director, and the transactions involving them described in the section entitled “—Related Party Transactions” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 3, 2023 for:
•each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•each of our directors and named executive officers; and
•all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. The beneficial ownership of our Common Stock is based on 142,834,513 shares of Common Stock issued and outstanding as of April 3, 2023.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
AE Industrial Partners(1)(2)	113,412,268	0.794
Sean Battle(3)	13,000	*
Pamela Braden(3)	79,902	*
Dr. Louis R. Brothers(3)	89,042	*
Peter Cannito(3)	90,465	*
Dr. Raluca Dinu(4)(5)(6)	909,990	*
Jeffry R. Dyer(3)	44,280	*
Brian Frutchey(3)	—	*
Paul Fulchino(3)	79,197	*
Samuel J. Gordy(3)	—	*
Jeffrey Hart(3)	—	*
Dorothy D. Hayes(3)	95,423	*
Raanan I. Horowitz(3)	79,902	*
Dr. Avi S. Katz(4)(5)(6)	909,990	*
Joshua Kinley(3)	34,601	*
Kirk Konert(3)	—	*
Amanda Long(3)	343,204	*
Julie Peffer(3)	—	*
All directors and officers as a group (13 individuals)	2,877,093	2.0%

*	Less than one percent.

(1)	BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively, the “AE Partners Funds”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 6700 Broken Sound Parkway NW, Boca Raton, Florida 33487.

(2)	Includes Common Stock issued pursuant RSUs granted to Kirk Konert and Jeffrey Hart that were assigned to AE Industrial Partners, LP and includes shares of Common Stock underlying RSUs that vest within 60 days that will be assigned to AE Industrial Partners, LP by Kirk Konert and Jeffrey Hart.

(3)	The business address for this person is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.

(4)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California.

(5)	Includes shares of Common Stock underlying warrants that are exercisable within 60 days.

(6)	Includes 902,907 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by GigAcquisitions4, LLC to this individual.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information as of December 31, 2022 about equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2021 Long-Term Incentive Plan	2,982,891	$1.74	11,288,346	(1) (2)
2021 Employee Stock Purchase Plan	—	N/A	2,704,724	(3)
Equity compensation plans not approved by stockholders:	N/A	N/A	N/A
Total	2,982,891	$1.74	13,993,070

(1)	The amount does not reflect shares issuable with respect to PSUs or RSUs, which were 112,500 units and 7,844,571 units, respectively, as of December 31, 2022.

(2)	The number of shares that may be granted under the Long-Term Incentive Plan are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 5 % of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board.

(3)
The number of shares that may be granted under the Employee Stock Purchase Plan (the “ESPP”) are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 1 % of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. No more than 20 million shares may be issued in total under the ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2022 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that: Sean Ricker did not file a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filing was effected on May 10, 2022; Joshua Kinley did not file a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filing was effected on January 6, 2023; Jeffry Dyer did not file a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filing was effected on January 6, 2023; and Peter Cannito did not file a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filing was effected on February 21, 2023.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the year ended December 31, 2022 are described below and under the heading “Audit Committee Report” beginning on page 47 of this proxy statement.
Fees and Services Rendered by Independent Registered Public Accounting Firms

Services provided to the Company and its subsidiaries by Grant Thornton LLP for the years ended December 31, 2022 and 2021 are described below.

	Grant Thornton LLP		BPM LLP
	2022	2021	2022	2021
Audit Fees (1)	$844,000	$1,633,050	$—	$188,005
Audit-Related Fees (2)	—	367,500	—	—
Tax Fees	—	—	—	6,956
All Other Fees (3)	—	—	—	—
Total	$844,000	$2,000,550	$—	$194,961

(1)     Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements for the year ended December 31, 2022 and December 31, 2021, as well as audits of the Company’s annual financial statements for the periods ended December 31, 2020, 2019, and 2018 prepared in connection with the Business Combinations, as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including registration statements and related consents.

(2)    Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards and the review of Regulation S-X 3-05 financial statements for certain businesses acquired by the Company.

In considering the nature of the services provided by the independent registered public accounting firms, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Grant Thornton LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Grant Thornton LLP, our independent registered public accounting firm for 2022, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.

Audit Committee:

Dorothy D. Hayes, Chair
Pamela Braden
Dr. Raluca Dinu

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.bigbear.ai/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
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BIGBEAR.AI HOLDINGS, INC.	Your Internet vote authorizes the named proxies
to vote your shares in the same manner as if you
marked, signed and returned your proxy card.
Votes submitted electronically over the Internet
must be received by 11:59 p.m., Eastern Time, on
June 22, 2023
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/bigbearai/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote					The Board of Directors recommends you vote
FOR each of the director nominees below:					FOR Proposal 2.

1.	Election of Class II Directors				2.	To ratify the appointment of Grant Thornton LLP	For	Against	Abstain
	Nominees					as the Company’s independent registered public	☐	☐	☐
accounting firm for the year ending December 31,
		For All	Withhold All	For All Except		2023.
01)	Pamela Braden	☐	☐	☐
02)	Dr. Raluca Dinu
03)	Dr. Avi Katz
04)	Amanda Long				NOTE: To transact other business as may properly come before the meeting or any adjournment or postponement thereof.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the
nominee(s) on the line below.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTROL NUMBER

Signature__________________________ Signature, if held jointly______________________ Date___________2023.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Annual Report on Form 10-K and
Proxy Statement are available at:
https://www.cstproxy.com/bigbearai/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

BIGBEAR.AI HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 23, 2023 at 2:00 p.m. ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders(s) hereby appoint(s) Peter Cannito and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGBEAR.AI HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. ET on June 23, 2023, at https://www.cstproxy.com/bigbearai/2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

Continued and to be signed on reverse side